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                                  EXHIBIT 99.1
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
HOUSEHOLD FINANCE CORPORATION AND SUBSIDIARIES

DEBT SECURITIES RATINGS
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                                  Standard    Moody's           Duff & Phelps
                                  & Poor's  Investors   Fitch          Credit     Thomson
                               Corporation    Service    IBCA      Rating Co.   BankWatch
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
At June 30, 1999
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Household Finance Corporation
     Senior debt                         A         A2      A+              A+          A+
     Senior subordinated debt           A-         A3       A               A           A
     Commercial paper                  A-1        P-1     F-1         Duff 1+       TBA-1
                                    ------    -------  ------       ---------      ------
Household Bank (Nevada) N.A.
     Senior debt                         A         A2      A+              A+          A+
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